Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact:	Chris Rubsamen	Carol Thornton
	IBM Media Relations	FileNet Public Relations
	(914) 766-1803	(714) 327-3746
	rubsamen@us.ibm.com	cthornton@filenet.com

IBM TO ACQUIRE FILENET TO ADVANCE INFORMATION ON DEMAND STRATEGY

ARMONK, NY and COSTA MESA, Calif. — August 10, 2006: IBM (NYSE: IBM) and FileNet Corporation (NASDAQ: FILE) today announced that the two companies have entered into a definitive agreement for IBM to acquire FileNet, a publicly held company based in Costa Mesa, Calif., in an all-cash transaction at a price of approximately $1.6 billion, or $35 per share. The acquisition is subject to FileNet shareholder approval, regulatory reviews and other customary closing conditions. It is expected to close in the fourth quarter of 2006.

FileNet is a leading provider of business process and content management solutions. This acquisition builds upon IBM’s Information on Demand initiative, launched in February 2006, to address the growing market opportunity around combining IBM’s software, services, partners and industry consulting expertise to improve clients’ business performance. The Information on Demand strategy aims to provide clients with data exactly when and how they need it to improve their business processes, quickly respond to market needs and rapidly identify new business opportunities.

A convergence of challenges facing businesses today - including globalization, mergers and acquisitions, information overload and regulatory compliance — are driving companies to find new ways to gain insight from their information so they can use it to grow their business. IBM’s acquisition of FileNet aims to further the company’s Information on Demand initiative, IBM’s strategy for addressing this growing market opportunity.

With information volumes growing and customers facing greater competitive pressures to be more responsive and efficient, enterprise content management (ECM) and business process management (BPM) are becoming more critical for improving business performance. IBM’s acquisition of FileNet will allow customers to benefit from the combined capabilities of both companies – from ensuring content is delivered and utilized in context of their business processes to achieving effective compliance, archiving and document retention.

IBM plans to build upon the advanced Content Management technologies of both companies to provide customers and partners with industry-focused, high value solutions that are able to proactively capture and deliver content as part of a business process. These technologies can be integrated into IBM’s service oriented architecture (SOA)-based capabilities, including business process management and information lifecycle management.

“Freeing up information contained in content management systems is critical to unlocking the potential of information to improve business processes and performance,” said Ambuj Goyal, general manager, IBM Information Management. “The combination of IBM and FileNet will provide our customers and partners with industry-focused content management solutions that offer a new level of business value.”

Customers are making platform standardization decisions for ECM and are buying solutions that help build their core enterprise infrastructures. This requires open standards, a broader, integrated set of content management capabilities, and better integration with business applications, which reduces total cost of ownership.

“The growth in enterprise deployments of ECM and BPM technologies is fueling a global market expansion,” said Lee Roberts, chairman and CEO of FileNet. “The combination of IBM and FileNet will deliver increased innovation and industry-focused content management solutions, enabling our clients, Systems Integrators, ISVs and other partners to create enhanced and more competitive solutions. At the same time, this transaction offers FileNet shareholders a solid premium over historical trading prices of our stock.”

Following completion of the acquisition, IBM intends to:

•	Combine FileNet’s operations with IBM’s Content Management business in the Information Management unit led by General Manager Ambuj Goyal.

•	Preserve and enhance customer investments in both FileNet and IBM Content Management platforms, leveraging IBM’s market-leading Information Integration technology to develop broader ECM solutions.

•	Integrate IBM’s BPM and Service Oriented Architecture technologies with the FileNet platform.

•	Train IBM and FileNet partner and services teams on both IBM and FileNet technology.

Through this acquisition, the thousands of customers using IBM and FileNet solutions will now have a more powerful base of industry-leading content management products to build upon as they explore next-generation information management solutions.

Information On Demand

The desire by businesses to access, manage and deliver information more efficiently is driving rapid change in the information technology marketplace. Companies grappling with government mandates and business demands are striving to capture and integrate information in a more seamless, real-time fashion across their enterprises. IBM’s Information on Demand approach combines industry-specific expertise with advanced software, open standards and storage technology — integrated via a services oriented architecture — to manage, secure and deliver information as a service to solve business challenges.

About IBM

For more information about IBM, go to http://www-306.ibm.com/software/data/ondemandbusiness/

About FileNet

FileNet Corp. offers enterprise software and services that help customers make better decisions, faster. A leader and innovator in Enterprise Content Management (ECM), Business Process Management (BPM) and Compliance solutions, FileNet simplifies critical and everyday decision-making processes, giving organizations a competitive advantage. Since the company’s founding in 1982, more than 4,300 organizations – including more than three quarters of the FORTUNE 100 – have taken advantage of FileNet solutions for help in managing their mission-critical content and processes. For more information, visit the FileNet Website at http://www.filenet.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on IBM’s and FileNet’s current expectations, estimates and projections relating to the proposed acquisition of FileNet by IBM, including the expected closing of the transaction and the benefits thereof. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference for FileNet include, but are not limited to, the possible failure to satisfy necessary conditions to closing and difficulties in integrating the two businesses.

Additional Information about the Acquisition and Where to Find It

A special stockholder meeting will be announced soon to obtain stockholder approval. FileNet Corporation intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the proposed transaction. Investors of FileNet Corporation are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about FileNet Corporation, buyer and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by FileNet Corporation with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at FileNet Corporation’s website at www.filenet.com or by sending a written request to FileNet Corporation at 3565 Harbor Blvd., Costa Mesa, California 92626, attention: Chief Legal Officer.

FileNet Corporation and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of FileNet Corporation’s stockholders in connection with the proposed transaction will be set forth in FileNet Corporation’s proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.

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